Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-271341) and Form S-8 (No. 333-260026) of Solo Brands, Inc. of our report dated March 23, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Dallas, Texas

March 23, 2026 (date of signing consent)